Exhibit 16.1

Yusufali & Associates, (Y&A) LLC

Certified Public Accountants & IT Consultants

55 Addison Drive, Short Hills, NJ 07078

Phone: 973-985-6169	Fax: 973-346-1923

January 30, 2025

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by United Express Inc. included under Item 4.01 of its Form 8-K dated January 24, 2025. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,